UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The purpose of this Current Report on Form 8-K is to correct an error in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“Commission”) on February 17, 2016 (the “Report”).

Our Audit Committee had requested our newly appointed independent registered public accounting firm, Marcum Bernstein & Pinchuk LLP (“Marcum”), to audit our 2015 financial statements. In the course of such audit, we discovered that we had erroneously stated that our earnings per share of common stock, on a basic and diluted basis were $0.49 for the fiscal year ended December 31, 2015 in the Report. Instead, our earnings per share of common stock should have been $0.57 and $0.56, on a basic and diluted basis respectively, for the fiscal year ended December 31, 2015. We have determined that this error is immaterial and intend to correct this error in the coming Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Except as stated herein, this Current Report on Form 8-K does not reflect events occurring after the filing of the Report and no attempt has been made in this Current Report on Form 8-K to modify or update other disclosures as presented in the Report. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Report and our filings with the Commission subsequent to the filing of the Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: August 18, 2016

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer and Director